Exhibit 99.1

ZAGG INC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(Unaudited)

	2014	2013
ASSETS

Current assets
Cash and cash equivalents	$9,461	$15,031
Accounts receivable, net of allowances of $1,910 in 2014 and $2,540 in 2013	75,729	46,591
Inventories	48,378	44,539
Prepaid expenses and other current assets	2,681	2,403
Deferred income tax assets	10,774	7,917

Total current assets	147,023	116,481

Property and equipment, net of accumulated depreciation at $7,659 in 2014 and $5,778 in 2013	7,300	5,004

Intangible assets, net of accumulated amortization at $33,242 in 2014 and $23,431 in 2013	31,408	41,219

Deferred income tax assets	14,290	11,377

Note receivable	801	801

Other assets	457	588
Total assets	$201,279	$175,470

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$49,379	$15,207
Income taxes payable	6,464	6,359
Accrued liabilities	6,910	2,608
Accrued wages and wage related expenses	2,600	891
Deferred revenue	179	159
Sales returns liability	8,674	7,872
Total current liabilities	74,206	33,096
Revolving line of credit	—	17,543
Total liabilities	74,206	50,639
Stockholders' equity
Common stock, $0.001 par value; 100,000 shares authorized;
32,686 and 32,331 shares issued in 2014 and 2013, respectively	33	32
Additional paid-in capital	85,154	82,807
Accumulated other comprehensive income (loss)	(895)	93
Note receivable collateralized by stock	(348)	(348)
Treasury stock, 3,569 and 1,756 common shares in 2014 and 2013 respectively, at cost	(19,576)	(9,997)
Retained earnings	62,705	52,244

Total stockholders' equity	127,073	124,831
Total liabilities and stockholders' equity	$201,279	$175,470

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ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net sales	$102,415	$66,818	$261,585	$219,356
Cost of sales	62,800	42,332	178,241	132,236
Gross profit	39,615	24,486	83,344	87,120
Operating expenses:
Advertising and marketing	2,779	2,359	7,542	8,952
Selling, general and administrative	14,335	11,342	49,110	46,356
Impairment of goodwill and intangibles	—	11,246	—	11,246
Amortization of definite-lived intangibles	2,427	2,451	9,709	9,620
Total operating expenses	19,541	27,398	66,361	76,174
Income (loss) from operations	20,074	(2,912)	16,983	10,946
Other income (expense):
Interest expense	(47)	(85)	(170)	(575)
Loss from equity method investment in HzO	—	(177)	—	(2,013)
Other income and (expense)	(82)	264	121	127
Total other income (expense)	(129)	2	(49)	(2,461)
Income (loss) before provision for income taxes	19,945	(2,910)	16,934	8,485
Income tax benefit (provision)	(6,946)	866	(6,473)	(3,695)
Net income (loss)	$12,999	(2,044)	10,461	4,790
Earnings (loss) per share:
Basic earnings (loss) per share	$0.44	$(0.07)	$0.35	$0.16
Diluted earnings (loss) per share	$0.43	$(0.07)	$0.34	$0.15

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ZAGG INC AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
(Unaudited)

Unaudited Supplemental Data

The following are not financial measures under U.S. generally accepted accounting principals (GAAP). In addition, they should not be construed as alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as a measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

Adjusted EBITDA Reconciliation		Three Months Ended		Twelve Months Ended
		December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013

Net income (loss) in accordance with GAAP		$12,999	$(2,044)	$10,461	$4,790

Adjustments:
a.	Stock-based compensation expense	572	964	2,249	4,126
b.	Depreciation and amortization	3,684	3,036	12,879	12,196
c.	Impairment of goodwill and intangibles	-	11,246	-	11,246
d.	Impairment of investment in private company	-	-	-	591
e.	Other (income) expense	129	(2)	49	2,461
f.	Provision for income taxes	6,946	(866)	6,473	3,695

Adjusted EBITDA		$24,330	$12,334	$32,111	$39,105

Pro forma Net Income Reconciliation		Three Months Ended			Twelve Months Ended
		December 31, 2014		December 31, 2013	December 31, 2014		December 31, 2013

Net income (loss) in accordance with GAAP		$12,999		$(2,044)	$10,461		4,790

Adjustments:

a.	Stock based compensation expense	572		964	2,249		4,126
b.	Amortization of intangibles	2,457		2,478	9,804		9,701
c.	Impairment of goodwill and intangibles	—		11,246	—		11,246
d.	Impairment of investment in private company	—		—	—		591
e.	Other (income) expense excluding cash interest expense and loss on equity method investment	99		(207)	(56)		20
f.	Loss on equity method investment	—		177	—		2,013
g.	Income tax effects	(1,227	)*	(5,539)*	(4,706	)*	(9,598	)*

Pro forma net income		$14,900		$7,075	$17,752		$22,889

Pro forma diluted earnings per share		$0.49		$0.23	$0.58		$0.73

Weighted average number of shares outstanding - diluted		30,288		31,358	30,610		31,459

*	For comparative purposes, we applied an annualized statutory tax rate of 39.23% in 2014 and 38.25% in 2013, which reflects the Company's statutory rate in each respective period.

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